Dade Behring
                Nonemployee Directors'
           Deferred Stock Compensation Plan
           --------------------------------

                       ARTICLE I

                     Introduction

     I.1  Establishment.  Dade Behring Holdings, Inc.
(the "Company") hereby establishes the Dade Behring
Nonemployee Directors' Deferred Stock Compensation Plan
(the "Plan") for those directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates. The Plan allows Nonemployee Directors to defer the receipt of cash compensation and to receive such deferred compensation in the form of Shares.

     I.2 Purpose. The Plan is intended to advance the interests of the Company and its stockholders by providing a means to attract and retain qualified persons to serve as Nonemployee Directors and to promote ownership by Nonemployee Directors of a greater proprietary interest in the Company, thereby aligning such Directors' interests more closely with the interests of stockholders of the Company.

     I.3  Effective Date.  The Plan shall become
effective as of April 1, 2003 (the "Effective Date");
provided, however, that if the Plan is not approved by a vote of the stockholders of the Company at the next
Annual Meeting the Plan and any Stock Units credited hereunder shall terminate and any Fees deferred hereunder shall be paid to the Directors entitled thereto.

                      ARTICLE II

                      Definitions

     Certain terms used in this Plan have the meanings set forth in Appendix I.

                      ARTICLE III

            Shares Available Under the Plan

     Subject to adjustment as provided in Article X, the maximum number of Shares that may be distributed in settlement of Stock Unit Accounts under the Plan shall be one hundred thousand (100,000). Such Shares may include authorized but unissued Shares, treasury Shares or Shares that have been reacquired by the Company.

                      ARTICLE IV

                    Administration

     The Plan shall be administered by the Board or such other committee as may be designated by the Board.
The Committee shall have the authority to make all determinations it deems necessary or advisable for administering the Plan, subject to the express provisions of the Plan. Notwithstanding the foregoing, no Director who is a Participant under the Plan shall participate in any determination relating solely or primarily to his or her own Shares, Stock Units or Stock Unit Account.

                       ARTICLE V

                      Eligibility

     Each person who is a Nonemployee Director on a Deferral Date shall be eligible to defer Fees payable on such date in accordance with Article VI of the Plan.
If any Nonemployee Director subsequently becomes an employee of the Company or any of its subsidiaries, but does not incur a Termination of Service, such Director shall continue as a Participant with respect to Fees previously deferred, but shall cease eligibility with respect to all future Fees, if any, earned while an employee.

                      ARTICLE VI

      Deferral Elections in Lieu of Cash Payments

     VI.1 General Rule. Each Nonemployee Director may, in lieu of receipt of Fees, defer any or all of such Fees in accordance with this Article VI, provided that such Nonemployee director is eligible under Article V of the Plan to defer such Fees at the date any such Fees are otherwise payable. A Director may elect to defer a percentage (of not less than 50% and in 5% increments up to 100%) of his or her Fees.

     VI.2 Timing of Election.  Each Nonemployee
Director who is serving on the Board on the Effective
Date may make a Deferral Election at any time prior to the Effective Date. Any person who is not then serving as a Nonemployee Director may make a Deferral Election before the first date on which he or she is entitled to receive Fees. A Nonemployee Director who does not make a Deferral Election when first eligible to do so may make a Deferral Election at such time before any subsequent calendar year in accordance with administrative procedures established with respect to the Plan.

     VI.3 Effect and Duration of Election.  A Deferral
Election shall apply to Fees payable after the date such election is made and shall be deemed to be continuing and applicable to all Fees payable in subsequent calendar years, unless the participant revokes or modifies such election by filing a new election form at such time before the first day of any subsequent calendar year in accordance with administrative procedures established with respect to the Plan, effective for all Fees payable on and after the first day of such calendar year.

     VI.4 Form of Election. A Deferral Election shall be made in a manner satisfactory to the Committee.
Generally, a Deferral Election shall be made by completing and filing the specified election form with the Secretary or his or her designee within the period described in Section VI.2 or Section VI.3.

     VI.5 Establishment of Stock Unit Account.  The
Company shall establish a Stock Unit Account for each Participant. All Fees deferred pursuant to this
Article VI shall be credited to the Participant's Stock
Unit Account as of the Deferral Date and converted to Stock Units. The number of Stock Units credited to a Participant's Stock Unit Account as of a Deferral Date shall equal the amount of the deferred Fees divided by the Fair Market Value of a Share on such Deferral Date, with fractional units calculated to three decimal places. Fractional Stock Units shall be credited cumulatively, but any fractional Stock Unit in a Participant's Stock Unit Account at the time of a distribution under Article VII shall be converted into cash equal to the Fair Market Value of a corresponding fractional Share on the date of distribution.

     VI.6 Crediting of Dividend Equivalents. As of each dividend payment date with respect to Shares, each Participant shall have credited to his or her Stock
Unit Account a dollar amount equal to the amount of cash dividends that would have been paid on the number of Shares equal to the number of Stock Units credited to the Participant's Stock Unit Account as of the close of business on the record date for such dividend. Such dollar amount shall then be converted into a number of Stock Units equal to the number of whole and fractional
Shares that could have been purchased with such dollar amount at Fair Market Value on the dividend payment date.

                      ARTICLE VII

               SETTLEMENT OF STOCK UNITS

     VII.1     Timing of Payment.  A Participant shall
receive or begin receiving a distribution of his or her Stock Unit Account in the manner described in Section
VII.2 either (i) on or as soon as administratively feasible after the first day of the second calendar month immediately following the month in which the Participant incurs a Termination of Service (but not less than six months after the Participant has made a Deferral Election), (ii) if the Participant has made an election to defer payment in accordance with this Section, on or as soon as administratively feasible after January 1 of the year immediately following the date on which the Participant incurs a Termination of Service, (iii) if the Participant has made an election to defer payment in accordance with this Section, on or as soon as administratively feasible after the date specified by the Participant, or (iv) if elected by the Participant, upon a Change of Control. A Participant must deliver an election to defer the distribution or commencement of distribution to the Secretary or his or her designee at least 6 months (or such longer period determined by the Committee) before the earlier of the date on which the Participant incurs a Termination of Service or the previously designated distribution date.

     VII.2     Payment Options.  A Deferral Election
filed under Article VI shall specify whether the Participant's Stock Unit Account is to be settled by delivering to the Participant the number of Shares equal to the number of whole Stock Units then credited to the Participant's Stock Unit Account, in either (i) a lump sum, or (ii) substantially equal annual installments over a period not to exceed 5 years. Any fractional Stock Unit credited to a Participant's Stock
Unit Account at the time of a distribution shall be paid in cash at the time of such distribution. A
Participant may change the manner in which his or her Stock Unit Account is distributed by delivering a new election form to the Secretary or to his or her designee at least 6 months (or such longer period determined by the Committee) before the earlier of the date on which the Participant incurs a Termination of Service or the previously designated distribution date.

     VII.3 Payment Upon Death of a Participant. If a Participant dies before the entire balance of his or her Stock Unit Account has been distributed, the balance of the Participant's Stock Unit Account shall be paid in Shares as soon as administratively feasible after the Participant's death, to the beneficiary designated by the Participant under Article IX.

     VII.4     Continuation of Dividend Equivalents.
If payment of Stock Units is deferred pursuant to
Section VII.2, the Participant's Stock Unit Account shall continue to be credited with dividend equivalents as provided in Section VI.6 until the entire balance of the Participant's Stock Unit Account has been distributed.

                     ARTICLE VIII

                    UNFUNDED STATUS

     VIII.1    General.  The interest of each
Participant in any Fees deferred under the Plan (and any Stock Units or Stock Unit Account relating thereto) shall be that of a general creditor of the Company.
Stock Unit Accounts, and Stock Units credited thereto, shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company. Except as provided in Section VIII.2, no money or other assets shall be set aside for any Participant.

     VIII.2    Trust.  To the extent determined by the
Board, the Company may transfer funds necessary to fund all or part of the payments under the Plan to a trust;
provided, the assets held in such trust shall remain at all times subject to the claims of the general creditors of the Company. No participant or beneficiary shall have any interest in the assets held in such trust or in the general assets of the Company other than as a general, unsecured creditor.
Accordingly, the Company shall not grant a security interest in the assets held by the trust in favor of any Participant, beneficiary or creditor.

                      ARTICLE IX

              DESIGNATION OF BENEFICIARY

     Each Participant may designate, on a form provided by the Committee, one or more beneficiaries to receive payment of the Participant's Stock Unit Account in the event of such Participant's death. The Company may rely upon the beneficiary designation list filed with the Committee, provided that such form was executed by the Participant or his or her legal representative and filed with the Committee prior to the Participant's death. If a Participant has not designated a beneficiary, or if the designated beneficiary is not surviving when a payment is to be made to such person under the Plan, the beneficiary with respect to such payment shall be the Participant's surviving spouse, or if there is no surviving spouse, the Participant's estate.

                       ARTICLE X

                 ADJUSTMENT PROVISIONS

     In the event of a reorganization,
recapitalization, stock split, stock dividend, spin-off, combination, corporate exchange, merger, consolidation or other change in the Common Stock or any distribution to stockholders of Common Stock other than cash dividends or any transaction determined in good faith by the Board or Committee to be similar to the foregoing, the Board or Committee shall make appropriate equitable changes in the number and type of Shares authorized by this Plan, and the number and type of Shares to be delivered upon settlement of Stock Unit
Accounts under Article VII.

                      ARTICLE XI

                  GENERAL PROVISIONS

     XI.1 No Stockholder Rights Conferred. Nothing contained in the Plan will confer upon any Participant or beneficiary any rights of a Stockholder of the Company, unless and until Shares are in fact issued or transferred to such Participant or beneficiary in accordance with Article VII.

     XI.2 Changes to The Plan. The Board may amend, alter, suspend, discontinue, extend, or terminate the Plan without the consent of Participants; provided, no action taken without the consent of an affected
Participant may materially impair the rights of such Participant with respect to any Stock Units credited to his or her Stock Unit Account at the time of such change or termination except that the Board may without the consent of any Participant terminate the Plan and pay out Shares with respect to Stock Units then credited to Participant's Stock Unit Account upon a Change in Control.

     XI.3 Compliance With Laws and Obligations.  The
Company will not be obligated to issue or deliver
Shares in connection with the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other laws, regulations, or contractual obligations of the Company, until the Company is satisfied that such laws, regulations and other obligations of the Company have been complied with in full. Certificates representing Shares delivered under the Plan will be subject to such restrictions as may be applicable under such laws, regulations and other obligations of the Company.

     XI.4 Limitations on Transferability. Stock Units and other rights under the Plan may not be pledged, mortgaged, hypothecated or otherwise encumbered, and shall not be subject to the claims of creditors of any Participant.

     XI.5 Governing Law. The validity, construction and effect of the Plan and any agreement hereunder will be determined in accordance with the Delaware General
Corporation Law.

     XI.6 Plan Termination. Unless earlier termination by action of the Board, the Plan will remain in effect until such time as no Shares remain available for delivery under the Plan and the Company has no further rights or obligations under the Plan.

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                      APPENDIX I
                      ----------

     "Annual Meeting" means the Annual Meeting of stockholders of the Company.

     "Board" means the Board of Directors of the Company.

     "Change in Control" means the occurrence of any of the following:

     (a) Any "Person" (having the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended
          ("1934 Act") and used in Sections 13(d) and 14(d) thereof, including a "group" within the meaning of Section 13(d)(3)) has or acquires
          "Beneficial Ownership" (within the meaning of Rule 13d-3 under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors ("Voting
          Securities"); provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are held or acquired by the following: (i) the Company or any of its subsidiaries, (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any of its subsidiaries (the persons or entities described in (i) and (ii) shall collectively be referred to as the "Excluded Group") or
          (iii) any underwriter (strictly in its
          capacity as underwriter) of an Initial Public
          Offering or initial purchaser (strictly in its capacity as initial purchaser) in a Rule 144A offering, shall not constitute a Change in Control.

     (b)  At any time during a period of two
          consecutive years, the individuals who at the beginning of such period constituted the Board (the "Incumbent Board") cease for any reason to constitute more than fifty percent
          (50%) of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of more than fifty percent (50%) of the directors then comprising the Incumbent Board, such new director shall, for purposes of this subsection (b), be considered as though such person were a member of the Incumbent Board;
          provided, further, however, that no
          individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of (i) either an actual "Election Contest" (as described in the former Rule 14a-11 promulgated under the 1934 Act) or other actual solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board (a "Proxy Contest"), or (ii) by reason of any agreement intended to avoid or settle any actual or threatened Election
          Contest or Proxy Contest.

     (c) Immediately prior to a consummation of a merger, consolidation or reorganization or similar event involving the Company, whether in a single transaction or in a series of transactions ("Business Combination"), unless, following such Business Combination:

          (i)   the Persons with Beneficial Ownership
                of the Company, immediately before
                such Business Combination, have
                Beneficial Ownership of more than
                fifty percent (50%) of the combined
                voting power of the then outstanding
                voting securities entitled to vote
                generally in the election of directors
                of the corporation (or in the election
                of a comparable governing body of any
                other type of entity) resulting from
                such Business Combination (including,
                without limitation, an entity which as
                a result of such transaction owns the
                Company or all or substantially all of
                the Company's assets either directly
                or through one or more subsidiaries)
                (the "Surviving Company") in
                substantially the same proportions as
                their Beneficial Ownership of the
                Voting Securities immediately before
                such Business Combination;

          (ii)  the individuals who were members of
                the Incumbent Board immediately prior
                to the execution of the initial
                agreement providing for such Business
                Combination constitute more than fifty
                percent (50%) of the members of the
                board of directors (or comparable
                governing body of a noncorporate
                entity) of the Surviving Company; and

          (iii) no Person (other than a member of the Excluded Group or any Person who immediately prior to such Business
                Combination had Beneficial Ownership
                of fifty percent (50%) or more of the
                then Voting Securities) has Beneficial
                Ownership of fifty percent (50%) or
                more of the then combined voting power
                of the Surviving Company's then
                outstanding voting securities.

     (d) Immediately prior to the assignment, sale, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company to any Person
          (other than a member of the Excluded Group) unless, immediately following such disposition, the conditions set forth in paragraph (c)(i), (ii) and (iii) above will be satisfied with respect to the entity which acquires such assets.

     (e) Approval by the Company's stockholders of a liquidation or dissolution of the Company or the occurrence of a liquidation or dissolution of the Company.

     "Committee" means the Board or a committee appointed to administer the Plan under Article IV.

     "Common Stock" means the Company's class of capital stock designed as Common Stock, par value one cent ($0.01) per share, or, in the event that the outstanding shares of Common Stock are after the Effective Date recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities.

     "Company" means Dade Behring Holdings, Inc. a
Delaware corporation, or any successor thereto.

     "Deferral Date" means the date Fees would otherwise have been paid to the Participant.

     "Deferral Election" means a written election to defer Fees under the Plan.

     "Director" means any individual who is a member of the Board.

     "Fair Market Value" of a share of Common Stock means on a given date (a) if the principal market for the Common Stock is the Nasdaq stock market, a national securities exchange or other recognized national market or service reporting sales, the mean between the highest and lowest reported sale prices of a share of Common Stock on the date of the determination on the principal market on which the Common Stock is then listed or admitted to trading, (b) if the Common Stock is not listed on the Nasdaq stock market, a national securities exchange or other recognized national market or service reporting sales, the mean between the closing high bid and low asked prices of a share of Common Stock on the date of the determination as reported by the system then regarded as the most reliable source of such quotations, (c) if the Common
Stock is listed on a domestic stock exchange or market or quoted in a domestic market or service, but there are not reported sales or quotations, as the case may be, on the given date, the value determined pursuant to
(a) or (b) above using the reported sale prices or quotations on the last previous day on which so reported or (d) if none of the foregoing clauses apply, the fair market value of a share of Common Stock as determined in good faith by the Board and stated in writing in a notice delivered to the holders of the Common Stock involved.

     "Fees" means all or part of any retainer or meeting fees payable in cash to a Nonemployee Director in his or her capacity as a Director. Fees shall not include any expenses paid directly or through reimbursement.

     "Nonemployee Director" means a Director who is not an employee of the Company or any of its subsidiaries or affiliates. For purposes of the Plan, an employee is an individual whose wages are subject to withholding of federal income tax under Section 3401 of the Internal Revenue Code of 1986, as amended.

     "Participant" means a Nonemployee Director who defers Fees under Article VI of the Plan.

     "Secretary" means the Secretary or any Assistant
Secretary of the Company.

     "Shares" means shares of the Common Stock.

     "Stock Units" means the credits to a Participant's
Stock Unit Account under Article VI of the Plan, each of which represents the right to receive one Share upon settlement of the Stock Unit Account.

     "Stock Unit Account" means the bookkeeping account established by the Company pursuant to Section VI.5.

     "Termination of Service" means termination of service as a Director for any reason.